UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 20, 2006
(Date of earliest event reported)

eResearchTechnology, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-29100	22-3264604

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 South 17th Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)

215-972-0420

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 20, 2006, the Board of Directors of eResearchTechnology, Inc. increased the number of directors from nine to ten and appointed Stephen M. Scheppmann to fill the vacancy created by the increase. Mr. Scheppmann's term of office will expire at the 2006 Annual Meeting of Stockholders. Mr. Scheppmann currently serves as Executive Vice President and Chief Financial Officer for NOVA Information Systems, Inc., a leading payments processing company serving over 850,000 customers in North America and Europe. Before joining NOVA Information Systems, Inc. in May 2000, Mr. Scheppmann served 11 years as Senior Vice president and Chief Financial Officer with Larson – Juhl, a subsidiary of Albecca, Inc. Prior to that, Mr. Scheppmann spent 10 years with Arthur Andersen LLP. Mr. Scheppmann is a Certified Public Accountant.

Mr. Scheppmann will serve on the Company’s Audit Committee of its Board of Directors. The Board has determined that Mr. Scheppmann is independent in accordance with Rule 4200(a)(15) of the Nasdaq listing standards, satisfies the criteria in Rule 4350(d)(2) of the Nasdaq listing standards and is an “audit committee financial expert” as defined in Item 401 of Regulation S-K. The Audit Committee is currently comprised of David D. Gathman (Chairman), Elam M. Hitchner and Stephen M. Scheppmann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc. (Registrant)

Date: January 24, 2006	By: /s/ Bruce Johnson

Bruce Johnson
Chief Financial Officer